SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 24, 2002

CYTRX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-15327	58-1642750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154 Technology Parkway Suite 200 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 368-9500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

On February 11, 2002, CytRx Corporation entered into an agreement and plan of merger with Global Genomics Capital, Inc. (“GGC”) and GGC Merger Corporation under which CytRx will acquire GGC through the merger of GGC Merger Corporation with and into GGC. GGC will survive the merger as a wholly-owned subsidiary of CytRx. In the merger, CytRx will issue approximately 9,963,000 shares of its common stock to the shareholders of GGC. Nasdaq rules require CytRx to obtain stockholder approval of the issuance of the shares in the merger. Accordingly, CytRx has added a proposal to approve the issuance of the shares in the merger to the agenda for its 2002 annual meeting of stockholders and has filed a preliminary proxy statement relating to such annual meeting. The preliminary proxy statement contains a detailed description of the terms of the merger and the agreement and plan of merger, as well as financial statements for GGC and Blizzard Genomics, Inc., a company in which GGC owns a 40% interest, and pro forma financial statements for CytRx giving effect to the merger with GGC. Please refer to the preliminary proxy statement attached hereto as Exhibit 99 for more information about the merger, the agreement and plan of merger, GGC, Blizzard Genomics and CytRx. The preliminary proxy statement is incorporated by reference into this Current Report on Form 8-K.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

23.2	Consent of Good Swartz Brown & Berns LLP

23.3	Consent of Silverman Olson Thorvilson & Kaufmann Ltd.

99	Preliminary Proxy Statement filed with the Commission on May 24, 2002 regarding the CytRx Corporation 2002 Annual Meeting of Stockholders

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

By:	/s/ Mark W. Reynolds
Mark W. Reynolds Vice President, Finance
Dated:  May 24, 2002

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